UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):                        April 24, 2003

Coddle Creek Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	000-23465	56-2045998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 1117, 347 South Main Street, Mooresville, NC	28115-2453
(Address of Principal Executive Offices) (Zip Code)	(Zip Code)

            (704) 664-4888

(Registrant’s telephone number, including area code)

            Not Applicable

(Former Name or Former Address, if changed since last report)

Item 7.    Exhibits

99(a) – Press Release dated April 25, 2003

Item 9.    Regulation FD Disclosure

(a)	On April 25, 2003, Coddle Creek Financial Corp. issued a press release to announce that its Board of Directors declared a $0.25 per share regular dividend for all shareholders of record on May 15, 2003, which will be paid on May 29, 2003. A copy of the press release is attached hereto as Exhibit 99(a) and incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CODDLE CREEK FINANCIAL CORP.

Date: April 28, 2003

by:    /s/    George W. Brawley

George W. Brawley, President

and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99(a)	Press Release dated April 25, 2003